EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 8, 2013 with respect to the financial statements of TSC UITS 1, comprising TSC Zacks Dividend Leaders Portfolio, TSC Sabrient Earnings Advantage Portfolio and TSC Dow Strategic 10 Portfolio, contained in Amendment No. 4 to the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 8, 2013




















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